August 13, 2012

Salles, Sainz – Grant Thornton,  S.C.

Periférico Sur 4348

Col. Jardines del Pedregal

04500, México, D.F.

T +52 55 5424 6500

F +52 55 5424 6501 www.ssgt.com.mx

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:

EURASIA DESIGN, INC. File No. 000-54499

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of EURASIA DESIGN, INC. dated August 9, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours

/s/ SALLES, SAINZ – GRANT THORNTON,

S.C. Rogelio Avalos - Partner